EXHIBIT 32.1

Section 1350 Certification

 In connection with the Amendment #1 to the Annual Report of Transax International Limited (the “Company”) on Form10-K for the year ended December31, 2011as filed with the Securities and Exchange Commission(the “Report”), I, Wei Lin, Chief Executive Officer of the Company, certify, pursuant to 18U.S.C.SS.1350,as adopted pursuant to SS.906 of the Sarbanes-Oxley Act of2002, that:

1.    The Report fully complies with the requirements of Section13 (a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.    The information contained in the Report fairly presents, in all material respects, the financial conditions and results of operations of the Company.

August 31 , 2012	/s/Wei Lin
Wei Lin,
Chief Executive Officer, principal executive officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.